Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that the undersigned, being directors of Pentair, Inc., a Minnesota corporation, hereby constitute and appoint David D. Harrison and Louis L. Ainsworth, or either of them, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, for the purpose of signing on his or her behalf and in his or her name, place and stead, in any and all capacities, including as a director of Pentair, Inc., the Form S-8 Registration Statement for the Employee Stock Option Plan of the Pentair, Inc. Retirement Savings and Stock Incentive Plan, and filing the same, with all exhibits thereto and other documents in connection therewith, and any or all amendments (including post-effective amendments) , with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

        Dated:     July 18, 2005

Signature	Title

/s/ Richard J. Cathcart	Vice Chairman, Director

Glynis A. Bryan

/s/ Glynis A. Bryan	Director

Glynis A. Bryan

/s/ Barbara B. Grogan	Director

Barbara B. Grogan

/s/ Charles A. Haggerty	Director

Charles A. Haggerty

/s/ David A. Jones	Director

David A. Jones

/s/ Augusto Meozzi	Director

Augusto Meozzi

/s/ Ronald L. Merriman	Director

Ronald L. Merriman

/s/ William T. Monahan	Director

William T. Monahan

/s/ Karen E. Welke	Director

Karen E. Welke